EXHIBIT (18)(ii)

                         THE INFINITY MUTUAL FUNDS, INC.
                        AMERISTAR NON-MONEY MARKET FUNDS

                                 RULE 18F-3 PLAN

     Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

     The Board, including a majority of the non-interested Board members, of The Infinity Mutual Funds, Inc. (the "Fund"), on behalf of each series of the Fund listed on Schedule A attached hereto (each, a "Portfolio") which offers multiple classes, has determined that the following plan is in the best interests of each class individually and each Portfolio as a whole:

     (a) CLASS DESIGNATION: Portfolio shares shall be divided into Investor Shares and Trust Shares.

     (b) DIFFERENCES IN SERVICES: The services offered to shareholders of each Class shall be substantially the same, except that TELETRADE, Right of Accumulation, Letter of Intent, Automatic Investment Plan, Directed Distribution Plan, Automatic Withdrawal Plan and Reinstatement Privilege shall be available only to holders of Investor Shares.

     (c) DIFFERENCES IN DISTRIBUTION ARRANGEMENTS: Investor Shares of each Portfolio shall be offered with a front-end sales charge, as such term is defined in the Conduct Rules of the National Association of Securities Dealers, Inc., and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the sales charge and the amount of the fees under the Distribution Plan pertaining to the Investor Shares are set forth on Schedule B hereto.

     Trust Shares shall be offered at net asset value with no front-end sales charge. Trust Shares shall be offered exclusively to clients of First American National Bank for their qualified trust, custody and/or agency accounts and to clients of affiliated and correspondent banks of First American National Bank or certain other institutions for their similar accounts maintained at such affiliates or institutions.

     (d) EXPENSE ALLOCATION. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under the Distribution Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

Dated:  April 26, 1995
Revised as of September 29, 1997

                                   SCHEDULE A


AmeriStar Capital Growth Portfolio
  Investor Shares and Trust Shares

AmeriStar Core Income Portfolio
  Investor Shares and Trust Shares

AmeriStar Dividend Growth Portfolio
  Investor Shares and Trust Shares

AmeriStar Limited Duration Income Portfolio
  Investor Shares and Trust Shares

AmeriStar Limited Duration Tennessee Tax Free Portfolio
  Investor Shares and Trust Shares

AmeriStar Limited Duration U.S. Government Portfolio
  Investor Shares and Trust Shares

AmeriStar Tennessee Tax Exempt Bond Portfolio
  Investor Shares and Trust Shares

                                   SCHEDULE B


FRONT-END SALES CHARGE--INVESTOR SHARES OF AMERISTAR CORE INCOME PORTFOLIO, AMERISTAR LIMITED DURATION INCOME PORTFOLIO, AMERISTAR LIMITED DURATION INCOME PORTFOLIO, AMERISTAR LIMITED DURATION TENNESSEE TAX FREE PORTFOLIO, AMERISTAR LIMITED DURATION U.S. GOVERNMENT PORTFOLIO AND AMERISTAR TENNESSEE TAX EXEMPT BOND PORTFOLIO--The public offering price for Investor Shares of such Portfolios shall be the net asset value per share of that Class plus a sales load as shown below:

                                                    TOTAL SALES LOAD
                                            -----------------------------------
                                                 AS A % OF          AS A % OF
                                                  OFFERING          NET ASSET
                                                 PRICE PER          VALUE PER
                                                   SHARE              SHARE
AMOUNT OF TRANSACTION
                                            -----------------------------------
Less than $50,000...........................        3.00              3.09
$50,000 to less than $100,000...............        2.50              2.56
$100,000 to less than $250,000..............        2.00              2.04
$250,000 to less than $500,000..............        1.50              1.52
$500,000 to less than $1,000,000............        1.00              1.01
$1,000,000 or more..........................        -0-                -0-


FRONT-END SALES CHARGE--INVESTOR SHARES OF AMERISTAR CAPITAL GROWTH PORTFOLIO AND AMERISTAR DIVIDEND GROWTH PORTFOLIO ONLY-- Effective September 29, 1997, the public offering price for Investor Shares of such Portfolios shall be the net asset value per share of that Class plus, except for shareholders beneficially owning Investor Shares of such Portfolios on September 29, 1997, a sales load as shown below:

                                                           TOTAL SALES LOAD
                                                    ----------------------------
                                                     AS A % OF         AS A % OF
                                                     OFFERING         NET ASSET
                                                     PRICE PER         VALUE PER
                                                       SHARE             SHARE
AMOUNT OF TRANSACTION
                                                    ----------------------------
Less than $50,000..................................      4.75             4.99
$50,000 to less than $100,000......................      4.00             4.17
$100,000 to less than $250,000.....................      3.25             3.36
$250,000 to less than $500,000.....................      2.50             2.56
$500,000 to less than $1,000,000...................      1.75             1.78
$1,000,000 or more.................................      -0-               -0-


FRONT-END SALES CHARGE--INVESTOR SHARES OF AMERISTAR CAPITAL GROWTH PORTFOLIO AND AMERISTAR DIVIDEND GROWTH PORTFOLIO ONLY-- SHAREHOLDERS BENEFICIALLY OWNING INVESTOR SHARES ON SEPTEMBER 29, 1997--For shareholders beneficially owning Investor Shares of AmeriStar Capital Growth Portfolio and AmeriStar Dividend Growth Portfolio on September 29, 1997, the public offering price for Investor Shares of such Portfolio shall be the net asset value per share of that Class plus a sales load as shown below:

                                                         TOTAL SALES LOAD
                                               ---------------------------------
                                                      AS A % OF      AS A % OF
                                                       OFFERING      NET ASSET
                                                      PRICE PER      VALUE PER
                                                        SHARE          SHARE
AMOUNT OF TRANSACTION
                                               -----------------  --------------
Less than $100,000............................           3.00          3.09
$100,000 to less than $250,000................           2.50          2.56
$250,000 to less than $500,000................           2.00          2.04
$500,000 to less than $750,000................           1.50          1.52
$750,000 to less than $1,000,000..............           1.00          1.01
$1,000,000 or more............................           -0-            -0-


AMOUNT OF DISTRIBUTION PLAN FEES--INVESTOR SHARES--.25 of 1% of the value of the average daily net assets of the Investor Shares class.